The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-202170
333-202170-01

Subject to Completion

Preliminary Prospectus Supplement dated February 19, 2015

PROSPECTUS SUPPLEMENT

(To prospectus dated February 19, 2015)

$1,000,000,000

Sprint Corporation

        % Notes due

We are offering $1,000,000,000 aggregate principal amount of         % notes due                     , which we refer to as the notes. The notes will mature on                     . We will pay interest on the notes on                 and                  of each year, beginning                     , 2015. Interest on the notes will accrue from                     , 2015. We may redeem the notes, in whole or in part, at any time and from time to time prior to              (the date three months prior to maturity) at the make-whole redemption price determined as described herein, together with accrued and unpaid interest, if any, to but excluding the redemption date. In addition, we may redeem the notes, in whole or in part, at any time and from time to time on or after                      at 100% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. If a change of control triggering event as described under the heading “Description of Notes—Repurchase of the notes upon a Change of Control Triggering Event” occurs, we will be required to offer to purchase the notes in cash from the holders at a price equal to 101% of their aggregate principal amount, plus accrued but unpaid interest to, but not including, the date of repurchase.

The notes will be fully and unconditionally guaranteed on a senior unsecured basis by our wholly-owned subsidiary, Sprint Communications, Inc. The notes will be our general unsecured senior obligations and rank equally with our existing and future unsecured senior indebtedness. The guarantee of Sprint Communications, Inc. will be a general unsecured obligation of Sprint Communications, Inc. and rank equally with its existing and future unsecured senior indebtedness. The notes will be structurally subordinated to the indebtedness (including guarantees) and other liabilities (including trade payables) of our subsidiaries (other than Sprint Communications, Inc.), as well as effectively subordinated to our secured indebtedness to the extent of the value of the assets securing such debt.

Investing in the notes involves risks that are described in the “Risk Factors” section beginning on page S-3 of this prospectus supplement, as well as the risks described in “Item 1A. Risk Factors” of our Transition Report on Form 10-K for the three-month transition period ended March 31, 2014, which we incorporate into this prospectus supplement by reference.

Per Note	Total
Public offering price (1)%	$
Underwriting discount %	$
Proceeds (before expenses) to us (1)%	$

(1) Plus accrued interest from             , 2015, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about             , 2015.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	Goldman, Sachs & Co.		J.P. Morgan

Barclays	Credit Agricole CIB	Credit Suisse	Deutsche Bank Securities	Mizuho Securities

MUFG	RBC Capital Markets		Scotiabank	SMBC Nikko

Senior Co-Manager

Wells Fargo Securities

Co-Manager

The Williams Capital Group, L.P.

The date of this prospectus supplement is                     , 2015

PROSPECTUS SUPPLEMENT

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “issuer,” “Sprint,” “we,” “us,” “our” or similar references mean Sprint Corporation and its consolidated subsidiaries and all references to “Sprint Communications” mean Sprint Communications, Inc. excluding its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus supplement, other than documents that we file with the SEC that are incorporated by reference in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of provisions contained in some of the documents discussed in this prospectus supplement, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to in this prospectus supplement have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus supplement. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents

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should be directed to Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Investor Relations, telephone: 800-259-3755.

This prospectus supplement incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus supplement and the accompanying prospectus:

•

Transition Report on Form 10-K for the three-month transition period ended March 31, 2014, filed on May 27, 2014 (the financial statements included in Item 8 of our Transition Report on Form 10-K for the three-month transition period ended March 31, 2014 have been superseded by the financial statements in our Current Report on Form 8-K filed with the SEC on June 18, 2014);

•

Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2014, filed on August 8, 2014, September 30, 2014, filed on November 6, 2014, and December 31, 2014, filed on February 5, 2015; and

•

Current Reports on Form 8-K filed on June 18, 2014, August 4, 2014, August 6, 2014, August 8, 2014, October 3, 2014, October 6, 2014, October 9, 2014, November 4, 2014, November 7, 2014 and November 12, 2014 and on Form 8-K/A filed on August 6, 2013 (but only with respect to Exhibit 99.4), April 23, 2014, October 9, 2014 and November 7, 2014.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this prospectus supplement until the offering of the securities covered by this prospectus supplement has been completed, other than any portion of the respective filings furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus supplement from the date of filing of those documents.

Any statements made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which is also incorporated or deemed to be incorporated into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information relating to us contained in this prospectus supplement or the accompanying prospectus should be read together with the information in the documents incorporated by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21-E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to retain and attract subscribers and to manage credit risks associated with our subscribers;

•	the ability of our competitors to offer products and services at lower prices due to lower cost structures;

•	the effective implementation of our network modernization plans, including timing, execution, technologies, costs, and performance of our network;

•	our ability to operationalize the anticipated benefits from the SoftBank (as defined below) transaction;

•	our ability to comply with the restrictions imposed by the U.S. Government as a precondition to our merger with SoftBank;

•	our ability to fully integrate the operations of Clearwire Corporation and its consolidated subsidiary Clearwire Communications LLC and access and utilize its spectrum;

•	the effects of any material impairment of our goodwill or other indefinite-lived intangible assets;

•

the effects of vigorous competition on a highly penetrated market, including the impact of competition on the price we are able to charge subscribers for services and devices we provide and on the geographic areas served by our wireless networks;

•

the impact of equipment net subsidy costs and leasing handsets; the impact of subscriber leasing decisions; the impact of increased purchase commitments; the overall demand for our service plans, including the impact of decisions of new or existing subscribers between our service offerings; and the impact of new, emerging and competing technologies on our business;

•	our ability to provide the desired mix of integrated services to our subscribers;

•

the ability to generate sufficient cash flow to fully implement our network modernization plans to improve and enhance our network and service plans, improve our operating margins, implement our business strategies and provide competitive new technologies;

•	our ability to continue to access our spectrum and any additional spectrum capacity;

•	changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;

•	our ability to obtain additional financing, or to modify the terms of our existing financing, on terms acceptable to us, or at all;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital;

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•

the impact of various parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide products, including distribution or infrastructure equipment for our networks;

•	the costs and business risks associated with providing new services and entering new geographic markets;

•	potential increase in subscriber churn, bad debt expense and write-offs related to any of our service plans or our installment billing or leasing programs;

•

the effects of any future merger or acquisition involving us, as well as the effect of mergers, acquisitions and consolidations, and new entrants in the communications industry, and unexpected announcements or developments from us or others in the communications industry;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•

the costs or potential customer impact of compliance with regulatory mandates including, but not limited to, compliance with the Federal Communications Commission’s Report and Order to reconfigure the 800 MHz band and government regulation regarding “net neutrality”;

•	equipment failure, natural disasters, terrorist acts or breaches of network or information technology security;

•

one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes, or other external factors over which we have no control;

•	the impact of being a “controlled company” exempt from many corporate governance requirements of the NYSE; and

•

other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Transition Report on Form 10-K for the three-month transition period ended March 31, 2014.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus supplement or the accompanying prospectus, including the information incorporated by reference, to reflect future events or developments.

TRADEMARKS, SERVICE MARKS, TRADENAMES AND COPYRIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this prospectus supplement are the property of their respective owners. Some of the trademarks we own or have the right to use include the Sprint name. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, tradenames and copyrights referred to in this prospectus supplement (including the documents incorporated by reference herein) are listed in some cases without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks, tradenames and copyrights.

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MARKET AND INDUSTRY DATA

Market data used throughout this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein) is based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of sources. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, neither we nor the underwriters can guarantee the accuracy or completeness of this information, and neither we nor the underwriters have independently verified this information.

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SUMMARY OF THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. For a more complete understanding of the notes and the guarantees, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities and Sprint Communications Guarantee” in the accompanying prospectus.

Issuer	Sprint Corporation

Securities Offered	$1,000,000,000 aggregate principal amount of % Notes due .

Maturity Date	The notes will mature on .

Interest	The notes will bear interest at % per annum.

Interest Payment Dates	Each and , commencing , 2015. Interest will accrue from , 2015.

Optional Redemption	The notes will be redeemable, from time to time prior to (the date three months prior to maturity (the “First Par Call Date”)), as a whole or in part, at our option, at the make-whole redemption price determined as described herein, together with accrued and unpaid interest, if any, to but excluding the redemption date. In addition, the notes will be redeemable, in whole or in part, at any time and from time to time on or after the First Par Call Date at 100% of their principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date. See “Description of Notes—Optional redemption.”

Repurchase of the notes upon a Change of Control Triggering Event

The occurrence of a Change of Control, together with a Ratings Decline (each as defined in “Description of Notes—Repurchase of notes upon a Change of Control Triggering Event”), will be a triggering event requiring us to offer to purchase from you all or a portion of your notes at a price equal to 101% of their aggregate principal amount, together with accrued and unpaid interest, if any, to but excluding the date of repurchase.

Guarantee	The notes will be fully and unconditionally guaranteed on a senior unsecured basis by Sprint Communications (the “Sprint Communications Guarantee”).

Ranking	The notes will be our general unsecured senior obligations and will: • rank equally with our other existing and future senior unsecured indebtedness;

•  be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries, other than Sprint Communications;

•  be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such debt; and

•  be senior in right of payment to all debt obligations that are, by their terms, expressly subordinated in right of payment to the notes.

See “Description of Notes—Ranking.”

As of December 31, 2014, our consolidated principal amount of indebtedness was approximately $31.3 billion. Of that amount, the notes (including the Sprint Communications Guarantee) would have been structurally subordinated to $13.0 billion of principal amount of indebtedness that is secured or has been issued or guaranteed by Sprint Corporation’s subsidiaries (other than Sprint Communications).

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital requirements, retirement or service requirements of outstanding debt and network expansion and modernization. See “Use of Proceeds.”

Trustee	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, the specific factors set forth under “Risk Factors” for risks involved with an investment in the notes.

RISK FACTORS

Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below, as well as the risks described in “Item 1A. Risk Factors” of our Transition Report on Form 10-K for the three-month transition period ended March 31, 2014, which we have incorporated by reference in this prospectus supplement, and all of the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. If any of those risks actually occurs, our business, financial condition and results of operations could suffer. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

The notes will be effectively subordinated to the debt and other liabilities (including trade payables) of our subsidiaries, other than Sprint Communications, and to any of our secured debt to the extent of the value of the assets securing such debt. We and Sprint Communications are primarily holding companies and, as a result, rely on the receipt of funds from our subsidiaries in order to meet cash needs and service indebtedness, including the notes.

Sprint Corporation and Sprint Communications are primarily holding companies, which means substantially all of our respective business operations are conducted, and substantially all of our respective consolidated assets are held, by subsidiaries. These subsidiaries are separate and distinct legal entities that do not guarantee the notes and therefore they have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make any funds available for such purpose, whether by dividends, loans or other payments. In the event of any liquidation, dissolution, reorganization, bankruptcy, insolvency or similar proceeding with respect to any of our subsidiaries (other than with respect to Sprint Communications), our right (and the consequent right of our creditors, including the holders of the notes) to participate in the distribution of, or to realize the proceeds from, that subsidiary’s assets will be effectively subordinated to the claims of such subsidiary’s creditors (including trade creditors). As a result, the notes will be structurally subordinated to all existing and future debt and other liabilities of our subsidiaries other than Sprint Communications. In addition, because the notes are unsecured, if we or Sprint Communications were to issue any secured debt, the notes would be effectively subordinated to that secured debt, in each case, to the extent of the value of the assets securing such debt.

Sprint Communications has a $3.3 billion revolving credit facility and an $800.0 million unsecured Export Development Canada loan agreement, (the “EDC Agreement”) that are guaranteed by certain subsidiaries of Sprint Communications, as well as by Sprint Corporation. Sprint Communications and Sprint Corporation are guarantors and certain of Sprint Corporation’s subsidiaries are co-borrowers under several secured equipment credit facilities that provide for borrowings of up to $2.4 billion, of which $635 million had been drawn and was outstanding as of December 31, 2014. Certain subsidiaries of Sprint Corporation are party to a two-year committed facility to sell certain accounts receivable on a revolving basis, subject to a maximum funding limit of $1.3 billion (the “Receivables Facility”). In addition, certain of our other long-term debt and capital lease obligations have been issued or guaranteed by our wholly-owned subsidiaries, other than Sprint Communications, and will be structurally senior to the notes. As of December 31, 2014, on a consolidated basis, we had approximately $31.3 billion in principal amount of debt outstanding, including amounts drawn under the credit facilities but excluding outstanding letters of credit thereunder in the amount of $500 million. Of such amount of debt outstanding, our wholly-owned subsidiaries’ (excluding Sprint Communications) combined outstanding indebtedness (issued or guaranteed) totaled $13.0 billion in principal amount at December 31, 2014 of which $1.4 billion was secured debt of our wholly-owned subsidiaries (excluding Sprint Communications).

Our cash flow and our ability to meet our payment obligations on our debt, including the notes, is dependent on the earnings of our subsidiaries and the distribution of those earnings to us in the form of dividends, loans, advances or other payments. Similarly, the cash flow and ability of Sprint Communications to meet its payment obligations on its debt, including the Sprint Communications Guarantee, is dependent on the earnings of its subsidiaries and the distribution of those earnings to it in the form of dividends, loans, advances or other payments.

The indenture governing the notes does not contain any covenants that restrict the ability of our subsidiaries, including Sprint Communications, to agree to covenants or enter into other arrangements that would limit the ability of our subsidiaries to make distributions to us. The indentures and financing arrangements of certain of our subsidiaries contain provisions that limit the ability of the subsidiaries to pay dividends on their common stock, and future debt agreements may contain more restrictive provisions which could adversely affect our ability to meet our payment obligations on our debt, including the notes.

The indenture that governs the notes does not restrict our or our subsidiaries’ ability to incur additional indebtedness, which could make our debt securities, including the notes, more risky in the future.

Our consolidated principal amount of indebtedness was $31.3 billion at December 31, 2014. As of December 31, 2014, we had $2.8 billion of borrowing capacity under our $3.3 billion revolving credit facility, after accounting for $500 million of outstanding letters of credit, and $1.0 billion of borrowing capacity under our Receivables Facility. In addition, as of the date hereof, we currently have the ability to borrow an additional $1.8 billion under our secured equipment credit facilities. The indenture that governs the notes does not restrict our ability or our subsidiaries’ ability to incur additional indebtedness. The degree to which we incur additional debt could have important consequences to holders of the notes, including:

•	making it harder for us to satisfy our obligations under the notes;

•	a loss in trading value;

•	a risk that the credit ratings of the notes are lowered or withdrawn;

•	limiting our ability to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements, acquisitions or other purposes;

•	requiring us to dedicate a substantial portion of our cash flows from operations to the payment of indebtedness and not for other purposes, such as working capital and capital expenditures;

•	limiting our flexibility to plan for, or react to, changes in our businesses;

•	making compliance with financial covenants in certain of our other debt instruments more difficult;

•	making us more indebted than some of our competitors, which may place us at a competitive disadvantage; and

•	making us more vulnerable to a downturn in our businesses.

Sprint Corporation has fully and unconditionally guaranteed on a senior unsecured basis the outstanding securities issuances of its subsidiaries, Sprint Communications, Sprint Capital Corporation and the 8.25% exchangeable notes due 2040 of Clearwire Communications LLC and Clearwire Finance, Inc., as well as the borrowings incurred by various subsidiaries of Sprint Communications under several secured equipment credit facilities, all of which aggregated $21.5 billion as of December 31, 2014.

If an active trading market for the notes does not develop or last, you may not be able to resell your notes when desired, at their fair market value or at all.

The notes constitute new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or to include the notes in any automated quotation system. Accordingly, no market for the notes may develop, and any market that develops may not last. If the notes are traded, the market price of the notes may decline depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, you may not be able to resell your notes when desired, at their fair market value or at all.

In certain instances, it is possible for the indenture governing the notes to be amended and for the compliance with certain covenants and for certain defaults thereunder to be waived with the consent of the holders of the notes voting together with the holders of other of our debt securities, voting together as a single class.

Subject to certain exceptions, the indenture governing the notes may be amended by us and the trustee with the consent of the holders of debt securities issued under the indenture, including the notes. With respect to any such series of debt securities, the required consent can be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series issued under the indenture affected by that amendment, voting as a single class. There are currently outstanding three issuances of debt securities in an aggregate principal amount of $9.0 billion under the indenture, and it is likely we will issue additional series of debt securities thereunder in the future. In addition, subject to certain exceptions, with respect to any series of debt securities issued under the indenture, our compliance with certain restrictive provisions of the indenture or any past default under the indenture may be waived by (i) the holders of a majority in principal amount of that series of debt securities, or (ii) the holders of a majority in principal amount of that series of debt securities and all other series affected by the waiver, whether issued under the indenture or any of our other indentures providing for such aggregated voting, all voting as a single class. As a result, it is possible in certain circumstances for the indenture governing the notes to be amended and for compliance with certain covenants and for certain defaults thereunder to be waived with the consent of holders of less than a majority of each series of notes outstanding.

We may not have sufficient funds to repurchase the notes upon a Change of Control together with a Ratings Decline, and certain strategic transactions may not constitute a Change of Control.

The occurrence of a Change of Control together with a Ratings Decline, in each case as provided in the indenture, will be a triggering event requiring us to offer to repurchase the notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes up to but excluding the date of repurchase. It is possible that we will not have sufficient funds upon a Change of Control and Ratings Decline to make the required repurchase of notes and any failure to do so could result in cross defaults under our other debt agreements. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the notes, regardless of the occurrence of a Change of Control Triggering Event (as defined in “Description of Notes—Repurchase of the notes upon a Change of Control Triggering Event”).

We frequently evaluate and may in the future enter into strategic transactions. Any such transaction could happen at any time, could be material to our business and could take any number of forms, including, for example, an acquisition, merger or sale of assets. As discussed below in “Description of notes—Repurchase of the notes upon a Change of Control Triggering Event,” the definition of Change of Control with respect to the notes offered hereby specifically excludes transactions involving one or more “Permitted Holders,” which includes SoftBank and its affiliates, and could include a subsequent controlling investor in SoftBank. In the future, we could enter into certain other transactions that, although material, would not result in a Change of Control Triggering Event and, therefore, would not require us to make an offer to repurchase the notes. Such transactions could significantly increase the amount of our indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Federal and state fraudulent transfer laws may permit a court to void the Sprint Communications Guarantee, and, if that occurs, you may not receive any payments on the notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the Sprint Communications Guarantee. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the Sprint Communications Guarantee could be voided as a fraudulent transfer or conveyance if (1) Sprint Corporation or Sprint Communications, as applicable, issued the notes or incurred the Sprint Communications Guarantee with the intent of hindering, delaying or defrauding creditors or (2) Sprint Corporation or Sprint Communications, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the Sprint Communications Guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	Sprint Corporation or Sprint Communications, as applicable, was insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the Sprint Communications Guarantee;

•

the issuance of the notes or the incurrence of the Sprint Communications Guarantee left Sprint Corporation or Sprint Communications, as applicable, with an unreasonably small amount of capital to carry on the business;

•

Sprint Corporation or Sprint Communications intended to, or believed that Sprint Corporation or Sprint Communications would, incur debts beyond our or Sprint Communications’ ability to pay as they mature; or

•

Sprint Corporation or Sprint Communications was a defendant in an action for money damages, or had a judgment for money damages docketed against Sprint Corporation or Sprint Communications if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the notes or the incurrence of the Sprint Communications Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or the Sprint Communications Guarantee or subordinate the notes or the Sprint Communications Guarantee to presently existing and future indebtedness of ours or of Sprint Communications, or require the holders of the notes to repay any amounts received with respect to the notes or the Sprint Communications Guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not Sprint Corporation or Sprint Communications were solvent at the relevant time or, regardless of the standard that a court uses, that the incurrence of the Sprint Communications Guarantee would not be subordinated to our or any of Sprint Communications’ other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Although the Sprint Communications Guarantee will be subject to a provision intended to limit Sprint Communications’ liability to the maximum amount that it could incur without causing the incurrence of obligations under the Sprint Communications Guarantee to be a fraudulent transfer or conveyance, this provision may not be effective to protect the Sprint Communications Guarantee from being voided under fraudulent transfer or conveyance law, or may reduce Sprint Communications’ obligation to an amount that effectively makes the Sprint Communications Guarantee worthless. In a 2009 Florida bankruptcy court case, which was subsequently overturned on appeal and later reversed on different grounds, this type of provision was found to be unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. We cannot be certain whether this decision will be followed in the future; however, if it is, the risk that the Sprint Communications Guarantee could be deemed a fraudulent transfer or conveyance would increase.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•

earnings (loss) consist of the sum of (i) earnings (loss) from continuing operations before income taxes, (ii) equity in losses of unconsolidated investments, (iii) fixed charges as defined below and (iv) amortization of capitalized interest. From this total, we subtract interest capitalized; and

•

fixed charges consist of (i) interest costs (both expensed and capitalized), (ii) amortization of debt expense and discount or premium relating to any indebtedness and (iii) that portion of rental expense that is representative of the interest factor.

On July 10, 2013, SoftBank Corp. and certain of its wholly-owned subsidiaries, together, SoftBank, completed the merger, or the SoftBank Merger, with Sprint Communications, formerly known as Sprint Nextel Corporation. The following table shows the ratio of earnings to fixed charges relating to (i) Sprint Communications and its consolidated subsidiaries for periods prior to the SoftBank Merger, or the predecessor period, and (ii) Sprint Corporation and its consolidated subsidiaries, formerly known as Starburst II, for periods subsequent to the incorporation of Starburst II on October 5, 2012, or the successor period. The successor period ratio of earnings to fixed charges includes the activity and accounts of Sprint Corporation as of and for the year ended December 31, 2013, which includes the activity and accounts of Sprint Communications, inclusive of the consolidation of Clearwire Corporation, beginning on July 11, 2013.

	Successor						Predecessor
	For the Nine Months Ended December 31, 2014		For the Three-Month Transition Period Ended March 31, 2014		For the Year Ended December 31, 2013		For the Years Ended December 31,
							2012		2011		2010		2009
Ratio of Earnings to Fixed Charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)	—	(f)	—	(g)

(a)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.7 billion for the nine months ended December 31, 2014.
(b)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $75 million for the three-month transition period ended March 31, 2014.
(c)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.8 billion in 2013.
(d)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.3 billion in 2012.
(e)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.3 billion in 2011.
(f)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.9 billion in 2010.
(g)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $2.6 billion in 2009.

USE OF PROCEEDS

The net proceeds from the sale of the notes are expected to be approximately $            , after deducting underwriting discounts but before payment of fees and expenses related to this offering. We intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, working capital requirements, retirement or service requirements of outstanding debt and network expansion and modernization. Until we apply the proceeds from the sale of the notes to their intended purposes, we may invest those proceeds.

DESCRIPTION OF NOTES

The following description of the particular terms of the senior debt securities offered hereby (referred to in this description of notes as the “notes”) supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of Debt Securities and Sprint Communications Guarantee” in the accompanying prospectus, to which reference is hereby made.

The notes will be issued under an indenture, dated as of September 11, 2013, between Sprint Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “base indenture”), and a fourth supplemental indenture that will be executed among us, Sprint Communications, Inc., as guarantor, and the Trustee (the “supplemental indenture”). In this description of the notes, the base indenture together with the supplemental indenture are collectively referred to as the “indenture.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). In this description of notes, references to the terms “Company,” “we,” “us,” “our” or similar references mean Sprint Corporation, excluding its subsidiaries.

The following summary of the indenture is not complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act and to all provisions of the indenture, including the definitions of the terms used in the indenture and those terms made a part of the indenture by reference to the Trust Indenture Act. You should read the indenture for provisions that may be important to you. You can obtain copies of the indenture by following the directions described under the caption “Where You Can Find More Information” in this prospectus supplement.

General

The notes will:

•	be our general unsecured senior obligations;

•	rank equally with our other senior unsecured indebtedness;

•	be guaranteed (the “Sprint Communications Guarantee”) on a senior unsecured basis as described below by Sprint Communications;

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries other than Sprint Communications; and

•	be effectively subordinated to all secured indebtedness to the extent of the value of the assets securing that indebtedness.

The notes will mature on                 and will initially be issued in an aggregate principal amount of $            . We may issue additional notes (the “additional notes”) from time to time after this offering without the consent of any holders of the notes. The notes and any additional notes will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions.

The notes and any additional notes will be issued in fully registered form, without coupons, in minimum denominations of $2,000 and thereafter in any integral multiple of $1,000. Holders of notes will not pay any service charge for any registration of transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

We will pay interest on the notes from                 , 2015 or from the most recent payment date to which interest has been paid or duly provided for, semi-annually on                 and                 in each year, commencing                 , 2015 (each such date being an “interest payment date”), at the rate of      % per annum to the persons in whose names the notes are registered in the security register on the preceding                  or                  (each such date being a “regular record date”) until the principal thereof is paid or made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue will bear interest at the rate of % per annum (to the extent that the payment of such interest will be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest will be payable on demand. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date or the maturity date, as the case may be, until the next business day. A business day means any day, other than a Saturday or Sunday, or legal holidays on which banks in The City of New York are not required or authorized by law or executive order to be closed.

The covenants contained in the indenture and the notes would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders. The notes are not subject to any sinking fund.

Ranking

The payment of the principal of, premium, if any, and interest on the notes will rank equally in right of payment with all other senior unsecured indebtedness of the Company and be structurally subordinated to all existing and future indebtedness (including guarantees) and other liabilities (including trade payables) of our subsidiaries, other than Sprint Communications. The notes will be effectively subordinated in right of payment to all of the Company’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

As of December 31, 2014, our consolidated principal amount of indebtedness was approximately $31.3 billion. Of that amount, the notes (including the Sprint Communications Guarantee) would have been structurally subordinated to $13.0 billion of principal amount of indebtedness that is secured or has been issued or guaranteed by Sprint Corporation’s subsidiaries (other than Sprint Communications).

Sprint Communications Guarantee

Sprint Communications will irrevocably and unconditionally guarantee, on a senior unsecured basis, the full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of the Company under the notes for the payment of principal of, premium, if any, and interest on the notes, and all other amounts payable by the Company to the holders of the notes under the notes, the base indenture and the supplemental indenture, on the terms set forth in such supplemental indenture by executing such supplemental indenture.

The Sprint Communications Guarantee will:

•	be a general unsecured obligation of Sprint Communications;

•	rank equally in right of payment with any and all other unsecured indebtedness of Sprint Communications that is not subordinated by its terms to the Sprint Communications Guarantee;

•	be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of Sprint Communications’s subsidiaries;

•	be effectively subordinated to all future secured indebtedness of Sprint Communications to the extent of the value of assets securing such indebtedness; and

•	rank senior in right of payment to any and all of Sprint Communications’s future indebtedness that is subordinated in right of payment to the Sprint Communications Guarantee.

As of December 31, 2014, the total principal amount of indebtedness of Sprint Communications (including as guarantor), on an unconsolidated basis, was $30.5 billion, of which $4.8 billion was guaranteed by certain of its subsidiaries. Certain of Sprint Communications’ subsidiaries also guarantee its $3.3 billion revolving credit facility, which had approximately $2.8 billion of borrowing capacity as of December 31, 2014. In addition, Sprint Corporation and Sprint Communications are guarantors and certain of Sprint Communications’ subsidiaries are co-borrowers under several secured equipment credit facilities, which collectively had approximately $1.8 billion of borrowing capacity as of the date hereof.

The obligations of Sprint Communications under the Sprint Communications Guarantee will be limited as necessary to prevent the Sprint Communications Guarantee from constituting a fraudulent transfer or conveyance under applicable law. However, this limitation may not be effective to protect the Sprint Communications Guarantee from being voided under fraudulent transfer or conveyance law, or may reduce Sprint Communications’s obligations to an amount that effectively makes the Sprint Communications Guarantee worthless. If a court were to find that the incurrence of the Sprint Communications Guarantee was a fraudulent transfer or conveyance, the court could void the payment obligations under the Sprint Communications Guarantee or subordinate the Sprint Communications Guarantee to presently existing and future indebtedness of Sprint Communications, or require the holders of the notes to repay any amounts received with respect to the Sprint Communications Guarantee. See “Risk factors—Federal and state fraudulent transfer laws may permit a court to void the Sprint Communications Guarantee, and, if that occurs, you may not receive any payments on the notes.”

Restrictive covenants

Liens

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•

we have made or will make effective provision whereby the outstanding notes are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•

the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets (for the avoidance of doubt, calculated at the time of the incurrence of such indebtedness).

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means the Company’s consolidated total assets as reflected in its most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less:

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•

goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1)	Liens existing on the date that the notes are issued;

(2)	Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3)	Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4)	Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours;

•	the entity is merged into or consolidated with us or a subsidiary of ours; or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity, as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5)	Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6)	Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature,

in each case, incurred in the ordinary course of business;

(7)	Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8)

Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9)	Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10)	Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11)	any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) or (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) or (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, merger and conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•

we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the notes and the indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the notes is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture and the notes, such entity will be bound by the indenture and the notes and have all of our rights and powers thereunder as if it were an original party to the indenture and the notes, and, except in the case of a lease, all of our obligations under the indenture and the notes will terminate.

Sprint Communications (or its successor) may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, only if:

•

it is the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and (unless the successor entity is the Company) assumes its obligations under the notes and the indenture and the related guarantees pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of Sprint Communications’s (or its successor’s) obligations under the indenture and the notes, such entity will be bound by the indenture and the notes and the related guarantees and have all of Sprint Communications’s (or its successor’s) rights and powers thereunder as if it were an original party to the indenture and, except in the case of a lease, all of Sprint Communications’ (or its successor’s) obligations under the indenture and the notes will terminate.

Optional redemption

The notes will be redeemable, from time to time prior to                      (three months prior to the maturity date of the notes (the “First Par Call Date”)), as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice delivered to the registered address of each holder of the notes to be redeemed, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed, and

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus                 basis points,

plus, accrued interest to the date of redemption. The make-whole calculation will not include any discounted amount with respect to the interest payment due on the maturity date of the notes and will instead include the discounted amount with respect to the interest that would be payable upon redemption of the notes on the First Par Call Date.

The notes will be redeemable at our election, as a whole or in part, at any time on or after the First Par Call Date (three months prior to the maturity date of the notes), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the notes to be redeemed.

“Comparable Treasury Issue” means, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the First Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the First Par Call Date.

“Comparable Treasury Price” means, with respect to any redemption date: (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or (2) if fewer than five Reference Treasury Dealer Quotations are obtained, the average of all quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers to be appointed by us.

“Reference Treasury Dealer” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and their successors, and one other firm that is a primary U.S. Government securities dealer (each a “Primary Treasury Dealer”) which we specify from time to time; provided, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date to the First Par Call Date but for such redemption; provided, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to the redemption date for the notes: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury Notes adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the First Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be selected and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

On and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before any redemption date, we will deposit with a paying agent, or the Trustee, money sufficient to pay the redemption price of the notes to be redeemed on such date.

Repurchase of the notes upon a Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the notes, each holder of notes will have the right to require us to repurchase all or any part, equal to $2,000 or an integral multiple of $1,000 thereafter, of that holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes up to but excluding the date of repurchase. Within 30 days following any Change of Control Triggering Event, if we had not, prior to the Change of Control Triggering Event, sent a redemption notice for all the notes in connection with an optional redemption permitted by the indenture, we will deliver or cause to be delivered a notice to each registered holder briefly describing the event or events that constitute a Change of Control Triggering Event and offering to repurchase notes on the date specified in such notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date the notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to any Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions relating to the covenant described above, we will comply with the applicable securities laws and regulations, and will not be deemed to have breached our obligations under the provisions relating to the covenant described above by virtue of such conflict. On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof properly tendered; and

•	deliver or cause to be delivered to the Trustee the notes so accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions thereof being purchased by us.

We will determine whether the notes are properly tendered, and the Trustee will have no responsibility for, and may conclusively rely upon, our determination with respect thereto. Subject to receipt of sufficient funds from us, the paying agent will promptly transmit to each registered holder of notes properly tendered, the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 thereafter. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date.

Except as described above, the provisions described above will be applicable regardless of whether any other provisions of the indenture are applicable. Holders will not be entitled to require us to purchase their notes in the event of a takeover, recapitalization, asset sale or similar transaction which does not constitute a Change of Control Triggering Event. We and our subsidiaries may nonetheless incur significant additional indebtedness in connection with such a transaction.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

We may make a Change of Control Offer in advance of a Change of Control Triggering Event, and condition that Change of Control Offer upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making the Change of Control Offer.

There can be no assurance that we will have sufficient funds available at the time of any Change of Control Triggering Event to consummate a Change of Control Offer for all notes then outstanding at a purchase price for 101% of their principal amount, plus accrued and unpaid interest to the Change of Control Payment Date. In addition, some of our debt agreements or other similar agreements to which we become a party may contain restrictions on our ability to purchase the notes. In the event a Change of Control Triggering Event occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our lenders to purchase the notes or could attempt to refinance the borrowings that contain the applicable prohibitions. If we do not obtain such consent or repay such borrowings, we will remain prohibited from purchasing the notes. In that case, our failure to purchase properly tendered notes would constitute an event of default under the indenture that could, in turn, constitute a default under such other agreements. See “Risk Factors—We may not have sufficient funds to repurchase the notes upon a Change of Control together with a Ratings Decline, and certain strategic transactions may not constitute a Change of Control.”

If the notes receive an Investment Grade Rating by both of the Rating Agencies, and notwithstanding that such notes may later cease to have an Investment Grade Rating by either of the Rating Agencies, we will be released from our obligation to make a Change of Control Offer upon a Change of Control Triggering Event.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our and our Subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, transfer, conveyance or other disposition of less than all of our and our Subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. No individual shall be deemed to control or to be controlled by or under common control with any specified Person solely by virtue of his or her status as an employee or officer of such specified Person or of any other Person controlled by or under common control with such specified Person.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our and our Subsidiaries’ properties or assets, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(2)	the adoption of a plan relating to our liquidation or dissolution; or

(3)	any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of our Voting Securities; provided that a transaction in which we become a Subsidiary of another Person shall not constitute a Change of Control if (a) our stockholders immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the voting power of the outstanding Voting Securities of such other Person of whom we are a Subsidiary immediately following such transaction and (b) immediately following such transaction no person (as defined above) other than such other Person, Beneficially Owns, directly or indirectly, more than 50% of the voting power of our Voting Securities.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline.

“Corporation” means a corporation, association, joint-stock company or business trust.

“Investment Grade Rating” means a rating equal to or greater than Baa3 by Moody’s and BBB- by S&P or the equivalent thereof under any new ratings system if the ratings systems of either such Rating Agency shall be modified after the issue date of the notes, or the equivalent rating of any other Ratings Agency we select as provided in the definition of Ratings Agencies below.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Permitted Holder” means SoftBank Corp., a Japanese kabushiki kaisha, and its Affiliates.

“Person” means any individual, Corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Ratings Agencies” means (1) Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the notes or ceases to make a rating on the notes publicly available, an entity registered as a “nationally recognized statistical rating organization” (registered as such pursuant to Rule 17g-1 of the Exchange Act) then making a rating on the notes publicly available selected by us (as certified by an officer’s certificate), which shall be substituted for Moody’s or S&P, as the case may be.

“Ratings Decline” means the occurrence, during the period commencing on the date of the first public announcement of the Change of Control or the intention to effect a Change of Control and ending 90 days after the occurrence of the Change of Control, of a downgrade of the rating of the notes by both Rating Agencies by one or more gradations (including gradations within ratings categories as well as between rating categories).

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill Financial, Inc., or any successor to the rating agency business thereof.

“Subsidiary” means, with respect to any Person, a Corporation, partnership, limited liability company or other business organization, whether or not incorporated, a majority of the Voting Securities of which is owned, directly or indirectly, by such Person.

“Voting Securities” of a Person means the stock or other ownership or equity interests, of whatever class or classes, the holders of which ordinarily have the power to vote for the election of the members of the board of directors, managers or trustees of such Person (other than stock or other ownership or equity interests having such power only by reason of the happening of a contingency).

Events of default

The indenture defines an Event of Default with respect to the notes of any series issued thereunder as any one of the following events:

(1)	failure to pay principal of or any premium on any note of that series when due;

(2)	failure to pay any interest on any note of that series for 30 days after payment was due;

(3)	failure by the Company to perform, or breach of, any other covenant or warranty of the Company in the indenture, other than a covenant or warranty included solely for the benefit of series of notes other than that series, continued for 60 days after written notice as provided in the indenture;

(4)	with respect to the notes, the Sprint Communications Guarantee is held in any final, non- appealable judgment to be unenforceable or invalid or ceases for any reason to be in full force and effect (except as permitted to be released pursuant to the indenture) or Sprint Communications denies or disaffirms its obligations under the Sprint Communications Guarantee in writing, except in accordance with the terms of the Sprint Communications Guarantee or in connection with the release of the Sprint Communications Guarantee in accordance with the indenture; and

(5)	certain events of bankruptcy, insolvency or reorganization with respect to the Company or Sprint Communications.

If an Event of Default with respect to notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the notes of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, if an Event of Default described in clause (5) with respect to the Company or Sprint Communications, with respect to any notes (or any other series of notes guaranteed by Sprint Communications) occurs and is continuing, then all of the notes of such series shall become immediately due and payable without any further act by us, any holder or the Trustee. At any time after a declaration of acceleration with respect to notes of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding notes of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the Trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to notes of that series, as provided in the indenture.

The indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer indemnity to the Trustee satisfactory to it. Subject to the provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding notes of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the notes of that series.

Under the indenture we must furnish to the Trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and waiver

We and the Trustee may modify and amend the indenture, the Sprint Communications Guarantee or the notes of any series, in most cases with the consent of the holders of a majority in principal amount of the outstanding notes affected by the modification or amendment.

We may not, without the consent of the holder of each outstanding note affected:

•	change the date specified in the note for the payment of the principal of, or any installment of principal of, or any premium or interest on, the note,

•	reduce the principal amount of, or any premium or rate of interest on, any note,

•	reduce the amount of principal of any other note payable upon acceleration of the maturity of that note,

•	change the place or currency of payment of principal of, or any premium or interest on, any note,

•	release Sprint Communications from any of its obligations under the Sprint Communications Guarantee, except in accordance with the terms of the indenture,

•	amend or modify any of the provisions of the indenture or related definitions affecting the Sprint Communications Guarantee in any manner adverse to the holder of the notes,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any note, or

•

reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

In addition to the notes offered hereby there are three series of debt securities issued and outstanding in an aggregate principal amount of $9.0 billion under the base indenture (and applicable supplemental indentures). The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of notes to be effected under the indenture at any time by us and the Trustee with the consent of certain holders of our notes. With respect to any such series of notes, the required consent could be obtained from either the holders of a majority in principal amount of the notes of that series, or from the holders of a majority in principal amount of the notes of that series and all other series issued under the indenture affected by that amendment, voting as a single class.

We, Sprint Communications and the Trustee may, without the consent of the holders of the notes issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•

to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the notes or to evidence the succession of another person to Sprint Communications, and the assumption by such successor of Sprint Communications’s obligations under the Sprint Communications Guarantee;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of the notes;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of notes;

•	to provide for the issuance of additional notes in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•

to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture;

•	to add any additional events of default for the benefit of the holders of any or all series of the notes;

•

to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of notes in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of notes in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of notes, provided that any such addition, change or elimination:

•

shall neither (i) apply to any note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such note with respect to such provision, or

•	shall become effective only when there is no such note outstanding;

•	to secure one or more series of the notes;

•

to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the notes into any other security or securities of ours, provided that such provisions are not adverse to the interests of the holders of any notes then outstanding;

•	to add any guarantee or release any guarantee in accordance with the indenture; or

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding.

The holders of a majority in principal amount of the outstanding notes of any series issued under the indenture may on behalf of the holders of all notes of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of any series may on behalf of the holders of all notes of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any note of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note of that series affected.

With respect to any series of notes issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding notes of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of notes of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

The following defeasance provisions will apply to the notes.

The indenture provides that we may elect either:

•

to defease and be discharged from any and all obligations with respect to all or any series of notes (which shall include the obligations of Sprint Communications with respect to the Sprint Communications Guarantee) with certain limited exceptions described below, which we refer to as full defeasance; or

•

to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default to be released from our respective obligations (and for Sprint Communications to be released from its obligations in respect of the Sprint Communications Guarantee), which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the Trustee, or other qualifying Trustee, in trust, money and/or U.S. government obligations which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on the notes to be defeased on the applicable due dates or redemption dates for the payments. In addition, in order to effect any such defeasance, no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the notes of any series issued under the indenture shall have occurred and be continuing at the time of such deposit or, in the case of full defeasance only, with regard to certain bankruptcy events at any time on or prior to the 90th day after the date of such deposit. In connection with any such defeasance we must also deliver to the Trustee an opinion of counsel to the effect that the holders of the notes will not recognize gain or loss for U.S. federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding notes to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on notes when due as set forth in the indenture, and obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee.

Discharge

We may satisfy and discharge our obligations under the indenture (and, in the case of the notes, the obligations of Sprint Communications under the Sprint Communications Guarantee) with respect to any series of notes by delivering to the Trustee for cancellation all notes of that series outstanding under the indenture or by depositing with the Trustee or the paying agent, no earlier than one year before the notes of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding notes of that series and paying all other sums payable under the indenture by us in respect of notes of that series.

Regarding the trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the Trustee under the indenture for the notes, and its affiliates. The address of the Trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Unit. The Trustee may own our notes, and transact other business with us, subject to the Trust Indenture Act.

No personal liability of directors, officers, employees and stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the notes, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person (including, for the avoidance of doubt, SoftBank Corp. and its Affiliates, except for us and Sprint Communications), as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the notes.

Governing law

New York law governs the indenture, the notes and the Sprint Communications Guarantee.

Selection

In the case of any partial redemption, selection of notes for redemption that are not held by the depositary will be made by the Trustee by such method as the Trustee deems to be fair and appropriate and which may provide for redemption of a portion of the principal amount of any note; provided that the unredeemed portion of the principal amount of any note redeemed in part must be in an authorized denomination. If any notes are to be redeemed in part only, the notice of redemption relating to those notes will state the portion of the principal amount of those notes to be redeemed. New notes in principal amount equal to the unredeemed portion of the notes will be issued in the name of the holders of the notes upon cancellation of the original notes.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to the acquisition, ownership and disposition of the notes by an investor who purchases the notes in this initial offering. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable U.S. Department of the Treasury, or Treasury, Regulations promulgated thereunder, judicial authority and administrative interpretations, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations, possibly with retroactive effect.

This discussion does not purport to address all tax considerations that may be relevant to you in light of your particular circumstances, or to certain categories of investors that may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, dealers in securities or currencies, taxpayers that utilize the mark-to-market method of accounting for their securities holdings, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, persons subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, U.S. expatriates and investors who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction. This discussion is limited to initial investors who purchase the notes for cash at the original offering price (generally, the price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers) and who hold the notes as capital assets (generally, for investment purposes).

If a partnership holds the notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of owning and disposing of a note. This summary does not consider any tax consequences arising under the laws of any foreign, state, local or other jurisdiction or any U.S. federal taxes other than income taxes (other than the Medicare surtax).

Prospective investors should consult their independent tax advisors regarding the possible tax consequences of the acquisition, ownership and disposition of the notes under the laws of their country of citizenship, residence or domicile.

Effect of certain contingencies

In certain circumstances (see “Description of Notes—Optional redemption” and “Description of Notes—Repurchase of the notes upon a Change of Control Triggering Event”), we may be obligated to pay amounts in excess of stated interest or principal on the notes. The obligation to make these payments may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Treasury Regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed herein. Although the issue is not free from doubt, we believe that the possibility of the payment of such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is not binding on the Internal Revenue Service, or IRS, which may take a contrary position and treat the notes as contingent payment debt instruments. If the notes were deemed to be contingent payment debt instruments, you would generally be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, you would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments. You are urged to consult your own tax advisor about the treatment of additional payments that might be made in respect of the notes.

U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (as defined in the Code) are authorized to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

If you are not a U.S. Holder, this subsection does not apply to you, and you should refer to “Non-U.S. Holders” below.

Payments of interest

You will generally be required to report stated interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Sale, redemption, exchange retirement or other disposition of the notes

You will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of your notes equal to the difference between the amount realized on the sale, redemption, exchange, retirement or other taxable disposition, excluding any amounts attributable to accrued but unpaid interest, and your adjusted tax basis in your notes. Your adjusted tax basis in your note generally will be your cost in acquiring the note. The capital gain or loss will be long-term if your holding period is more than one year at the time of sale, redemption, retirement or other taxable disposition, and will be short-term if your holding period is one year or less. Certain noncorporate U.S. Holders are eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations. Any amount realized on a sale, redemption, retirement or other taxable disposition that is attributable to accrued interest that has not yet been included in income will be taxable as ordinary interest income.

Medicare surtax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds are subject to an additional 3.8% Medicare surtax on their “net investment income” (“undistributed net investment income” in the case of an estate or trust). For these purposes, net investment income will generally include interest on, and capital gains from the sale or other disposition of, the notes. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare surtax to your income and gains in respect of the notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to certain payments of principal and interest and the proceeds of a sale or other taxable disposition (including retirement or redemption) of notes unless you are an exempt recipient. Backup withholding tax (at a rate of 28%) will apply to such payments if you fail to provide your taxpayer identification number or certification of exempt status or if you have been notified by the IRS that payments to you are subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder. You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

Payments of interest

Subject to the discussion of backup withholding and FATCA below, payments of interest on the notes to you generally will be exempt from U.S. federal income tax and withholding tax under the “portfolio interest” exemption if you properly certify as to your foreign status (as described below) and:

•

you do not conduct a trade or business within the United States to which the interest income is effectively connected (or in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States);

•

you do not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder; and

•	you are not a “controlled foreign corporation” that is related to us through stock ownership.

The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute or successor form) to us or our paying agent certifying under penalty of perjury that you are not a “United States person” (for purposes of the Code). If you hold the notes through a securities clearing organization, financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to such agent. Your agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts and other intermediaries, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If you cannot satisfy the requirements described above for the portfolio interest exemption, payments of interest made to you on the notes will be subject to the 30% U.S. federal withholding tax, unless you provide us either with (1) a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute or successor form) establishing an exemption from (or a reduction of) withholding under an applicable income tax treaty or (2) a properly executed IRS Form W-8ECI (or successor form) certifying that interest paid on the note is not subject to withholding tax because the interest is effectively connected with your conduct of a trade or business in the United States.

Sale, redemption, exchange, retirement or other disposition of the notes

Subject to the discussion of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note unless:

•

the gain is effectively connected with the conduct by you of a U.S. trade or business (and in the case of an applicable tax treaty, is attributable to your permanent establishment or fixed base in the United States); or

•	you are an individual who has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met.

If you are described in the first bullet point, see “—Income or gain effectively connected with a U.S. trade or business” below. If you are described in the second bullet point, you will generally be subject to U.S. federal income tax at a 30% rate on the amount by which your capital gains allocable to U.S. sources, including any gain realized from the sale, redemption, exchange, retirement or other taxable disposition of the notes, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty.

To the extent that the amount realized on a sale, redemption, exchange, retirement or other taxable disposition of the notes is attributable to accrued but unpaid interest on the notes, this amount generally will be treated in the same manner as described in “—Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business

If you are engaged in the conduct of a trade or business in the United States and interest on the notes or gain from the sale, redemption, exchange, retirement or other taxable disposition of the notes is effectively connected with the conduct of that trade or business, then the income or gain will be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates on a net income basis in the same manner as a U.S. Holder, but will not be subject to U.S. withholding tax if certain certification requirements are satisfied. You can generally meet these certification requirements by providing a properly executed IRS Form W-8ECI (or appropriate substitute form) to us, or our paying agent. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any effectively connected income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed based maintained by you in the United States. If you are a corporation, the portion of your earnings and profits (as adjusted) that are effectively connected with your U.S. trade or business (and, in the case of an applicable tax treaty, attributable to your permanent establishment or fixed base in the United States) may be subject to an additional “branch profits tax” at a 30% rate, although an applicable tax treaty may provide for a lower rate.

Information reporting and backup withholding

Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and proceeds from certain sales or other taxable dispositions (including a retirement or redemption) of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You may be subject to backup withholding tax (at a 28% rate) on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless you comply with certain certification procedures to establish that you are not a U.S. person, provided that we or the applicable withholding agent do not have actual knowledge or reason to know that you are a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability and any excess may be refundable if the proper information is provided to the IRS on a timely basis. You are urged to consult your own tax advisor regarding the application of backup withholding rules in your particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and the Treasury Regulations thereunder, commonly referred to as “FATCA” generally impose a 30% U.S. federal withholding tax on certain U.S.-source payments made to certain “foreign financial institutions” (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other foreign investment vehicles) and “non-financial foreign entities” (as defined in the Code) that fail to comply with certain information reporting rules with respect to their U.S. account holders and investors. Under applicable Treasury Regulations, a foreign financial institution or non-financial foreign entity will generally be subject to a 30% U.S. federal withholding tax with respect to any “withholdable payments,” unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies that it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements described in (1) above, it must enter into an agreement with the Treasury requiring, among other things, that it undertake to indentify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant account holders. For this purpose, “withholdable payments” generally include U.S.-source interest (which would include interest on the notes) and the entire gross proceeds from the sale of any debt securities producing such U.S.-source interest (such as the notes), even if the payment would otherwise not be subject to regular U.S. federal withholding tax (e.g., under the portfolio interest exemption or because it is capital gain). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Final Treasury Regulations defer this withholding obligation with respect to gross proceeds from dispositions of notes until January 1, 2017. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. The rules under FATCA are new and complex. If you hold the notes through a non-U.S. intermediary or if you are a Non-U.S. holder, you are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in the notes.

UNDERWRITING

Citigroup Global Markets Inc. is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Citigroup Global Markets Inc.	$
Goldman, Sachs & Co.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Credit Agricole Securities (USA) Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
Mizuho Securities USA Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC
The Williams Capital Group, L.P.

$1,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters may offer and sell the notes through certain of their affiliates.

We have agreed to indemnify the underwriters and their directors, officers, employees, affiliates and controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have agreed that for a period of 30 days following the date hereof, that we will not, without the prior consent of Citigroup Global Markets Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by us or any of our affiliates) directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by us that are substantially similar to the notes (other than the notes, short-term commercial paper and similar debt instruments in the ordinary course of business, exchanges of debt securities for other debt securities with existing debtholders, and issuances of securities pursuant to prior contractual commitments).

Commissions and discounts

The representative has advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of         % of the principal amount of the notes. In addition, the representative has advised us that the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to         % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates.

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

New issue of notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other relationships

If any of the underwriters or their respective affiliates has a lending relationship with us or our affiliates, certain of those underwriters or their affiliates routinely hedge, certain other of those underwriters or their affiliates hedge and are likely to hedge in the future, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. To the extent we use the proceeds from the sale of the notes to pay down any indebtedness, the underwriters or their affiliates may receive a pro rata portion of the proceeds. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

This prospectus supplement has been prepared on the basis that, except to the extent sub-paragraph (ii) below may apply, any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement may only do so (i) in circumstances in which no obligation arises for Sprint or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer, or (ii) if a prospectus for such offer has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State and (in either case) published, all in accordance with the Prospectus Directive, provided that such offer is made in the period beginning and ending on the dates specified for such purpose in such prospectus, and Sprint has consented in writing to its use for the purpose of such offer. Except to the extent sub-paragraph (ii) above may apply, neither Sprint nor any underwriter have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Sprint or any underwriter to publish or supplement a prospectus for such offer.

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), each underwriter has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

a)	following the date of publication of a prospectus in relation to such notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus, and Sprint has consented in writing to its use for the purpose of that Non-exempt Offer;

b)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

c)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by Sprint for any such offer; or

d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (b) to (d) above shall require Sprint or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any notes under, the offers to the public contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with each underwriter and Sprint that:

a)	it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

b)	in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent has been given to the offer or resale; or (ii) where notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive and that also (i) are “investment professionals” as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter:

a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Sprint; and

b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to prospective investors in Switzerland

This document as well as any other material relating to the securities which are the subject of the offering contemplated by this Prospectus (the “Securities”) does not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Securities, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Securities with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document as well as any other material relating to the Securities is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to prospective investors in the Dubai International Financial Centre

This Prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The securities to which this Prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this Prospectus you should consult an authorized financial advisor.

EXPERTS

The consolidated financial statements of Sprint Corporation and subsidiaries as of March 31, 2014 and December 31, 2013 and 2012, and for the three-month transition period ended March 31, 2014, the year ended December 31, 2013 and the period from October 5, 2012 (date of incorporation) through December 31, 2012 incorporated by reference in this prospectus supplement from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014 and the effectiveness of Sprint Corporation and subsidiaries’ internal control over financial reporting as of March 31, 2014 incorporated by reference in this prospectus from Sprint Corporation’s Transition Report on Form 10-K for the transition period from January 1, 2014 to March 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the fact that on July 10, 2013, SoftBank Corp. completed a merger with Sprint Communications, Inc. (formerly Sprint Nextel Corporation) by which Sprint Corporation was the acquiring company of Sprint Communications, Inc. and applied the acquisition method of accounting as of the merger date and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of December 31, 2012, and for each of the two years in the period ended December 31, 2012, incorporated in this prospectus supplement by reference from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of July 9, 2013 and for the 190-day period ended July 9, 2013, incorporated in this prospectus supplement by reference from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion on the consolidated financial statements and includes an emphasis of matter paragraph relating to the acquisition of Clearwire Corporation by Sprint Communications, Inc. on July 9, 2013), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Sprint Communications, Inc. (formerly Sprint Nextel Corporation) and subsidiaries as of December 31, 2012, and the related consolidated statements of comprehensive loss, cash flows and stockholders’ equity for the 191-day period ended July 10, 2013, and each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and with respect to the consolidated financial statements of Clearwire Corporation as of and for the two-year period ended December 31, 2012, Deloitte & Touche LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The audit report of KPMG LLP refers to the presentation of the consolidated statement of comprehensive loss in 2011 and testing of indefinite-lived intangible assets for impairment in 2012.

LEGAL MATTERS

The legality of the notes offered by us will be passed on for us by Jones Day, Cleveland, Ohio. Certain matters relating to laws of the State of Kansas will be passed on for us by Polsinelli PC, Kansas City, Missouri. Certain legal matters related to the offered notes will be passed on for the underwriters by Shearman & Sterling LLP, New York, New York.

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

Subscription Rights

We may offer and sell, from time to time, in one or more offerings, together or separately:

(1)	common stock;

(2)	preferred stock;

(3)	preferred stock represented by depositary shares;

(4)	debt securities;

(5)	warrants;

(6)	purchase contracts;

(7)	units; and

(8)	subscription rights.

Our subsidiary, Sprint Communications, Inc., or Sprint Communications, may guarantee some or all of the debt securities offered by this prospectus.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of the securities and their offering prices in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of these securities.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “S.”

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

You should carefully consider the risk factors included in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission, or SEC, that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider. See “Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 19, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, containing specific information about the terms of the securities being offered and the manner in which they may be offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any pricing supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus. You should read the entire prospectus, the prospectus supplement and any pricing supplement together with additional information described under the heading “Where You Can Find More Information—Incorporation by Reference” before making an investment decision.

You should rely only on the information provided in this prospectus, the related prospectus supplement, including any information incorporated by reference, and any pricing supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus, the related prospectus supplement and any pricing supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Sprint,” “we,” “us,” “our” or similar references mean Sprint Corporation and its consolidated subsidiaries.

i

ABOUT SPRINT CORPORATION

Sprint Corporation, including its subsidiaries, is a communications company offering a comprehensive range of wireless and wireline communications products and services that are designed to meet the needs of individual consumers, businesses, government subscribers, and resellers.

As of December 31, 2014, we are the third largest wireless communications company in the United States based on wireless revenue, as well as a provider of wireline long distance services and an Internet carrier. Our services are provided through our ownership of extensive wireless networks, an all-digital global long distance network and a Tier 1 Internet backbone. We offer wireless and wireline voice and data transmission services to subscribers in all 50 states, Puerto Rico, and the U.S. Virgin Islands under the Sprint corporate brand, which includes our retail brands of Sprint®, Boost Mobile®, Virgin Mobile®, and Assurance Wireless® on networks that utilize third generation code division multiple access or Internet protocol technologies. We also offer fourth generation services utilizing Long Term Evolution as well as Worldwide Interoperability for Microwave Access technologies (which we expect to shut-down by the end of calendar year 2015). We utilize these networks to offer our wireless and wireline subscribers differentiated products and services whether through the use of a single network or a combination of these networks. We offer wireless services on a postpaid and prepaid payment basis to retail subscribers and also on a wholesale and affiliate basis, which includes the sale of wireless services that utilize the Sprint network but are sold under the wholesaler’s brand.

We maintain our principal executive offices at 6200 Sprint Parkway, Overland Park, Kansas 66251. Our telephone number there is (855) 848-3280. The address of our website is www.sprint.com. Information on, or accessible through, our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

Sprint files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials filed with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or (202) 942-8090 for further information on the public reference room. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including us, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.

This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Do not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed or incorporated by reference as an exhibit to the registration statement because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any subsequent date.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference information into this prospectus. This means we can disclose information to you by referring you to another document we filed with the SEC. We will make those documents available to you without charge upon your oral or written request. Requests for those documents should be directed to Sprint Corporation, 6200 Sprint Parkway, Overland Park, Kansas 66251. Attention: Investor Relations, telephone: (800) 259-3755. This prospectus incorporates by reference the following documents that we have filed with the SEC but have not included or delivered with this prospectus:

•	Transition Report on Form 10-K for the three-month transition period ended March 31, 2014, filed on May 27, 2014 (the financial statements included in Item 8 of our Transition Report on Form 10-K for the three-month transition period ended March 31, 2014 have been superseded by the financial statements in our Current Report on Form 8-K filed with the SEC on June 18, 2014);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2014, filed on August 8, 2014, September 30, 2014, filed on November 6, 2014 and December 31, 2014, filed on February 5, 2015;

•	Current Reports on Form 8-K filed on June 18, 2014, August 4, 2014, August 6, 2014, August 8, 2014, October 3, 2014, October 6, 2014, October 9, 2014, November 4, 2014, November 7, 2014 and November 12, 2014 and on Form 8-K/A filed on August 6, 2013 (but only with respect to Exhibit 99.4), April 23, 2014, October 9, 2014 and November 7, 2014; and

•	The description of our common stock included in our Current Report on Form 8-K filed on July 11, 2013.

We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, after the date of this prospectus until the offering of the particular securities covered by a prospectus supplement has been completed, other than any portion of the respective filings that are furnished, rather than filed, under the applicable SEC rules. This additional information is a part of this prospectus from the date of filing of those documents.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document, which is also incorporated or deemed to be incorporated into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. They can be identified by the use of forward-looking words, such as “may,” “could,” “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include, among other things, the following:

•	our ability to retain and attract subscribers and to manage credit risks associated with our subscribers;

•	the ability of our competitors to offer products and services at lower prices due to lower cost structures;

•	the effective implementation of our network modernization plans, including timing, execution, technologies, costs, and performance of our network;

•	our ability to operationalize the anticipated benefits from the SoftBank (as defined below) transaction;

•	our ability to comply with the restrictions imposed by the U.S. Government as a precondition to our merger with SoftBank;

•	our ability to fully integrate the operations of Clearwire Corporation and its consolidated subsidiary Clearwire Communications LLC (together “Clearwire”) and access and utilize its spectrum;

•	the effects of any material impairment of our goodwill or other indefinite-lived intangible assets;

•	the effects of vigorous competition on a highly penetrated market, including the impact of competition on the price we are able to charge subscribers for services and devices we provide and on the geographic areas served by Sprint’s wireless networks;

•	the impact of equipment net subsidy costs and leasing handsets; the impact of subscriber leasing decisions; the impact of increased purchase commitments; the overall demand for our service plans, including the impact of decisions of new or existing subscribers between our service offerings; and the impact of new, emerging and competing technologies on our business;

•	our ability to provide the desired mix of integrated services to our subscribers;

•	the ability to generate sufficient cash flow to fully implement our network modernization plans to improve and enhance our network and service plans, improve our operating margins, implement our business strategies and provide competitive new technologies;

•	our ability to continue to access our spectrum and additional spectrum capacity;

•	changes in available technology and the effects of such changes, including product substitutions and deployment costs and performance;

•	our ability to obtain additional financing, or to modify the terms of our existing financing, on terms acceptable to us, or at all;

•	volatility in the trading price of our common stock, current economic conditions and our ability to access capital;

•	the impact of various parties not meeting our business requirements, including a significant adverse change in the ability or willingness of such parties to provide products, including distributor or infrastructure equipment for our networks;

•	the costs and business risks associated with providing new services and entering new geographic markets;

•	potential increase in subscriber churn, bad debt expense and write-offs related to any of our service plans or our installment billing or leasing programs;

•	the effects of any future merger or acquisition involving us, as well as the effect of mergers, acquisitions and consolidations, and new entrants in the communications industry, and unexpected announcements or developments from others in the communications industry;

•	unexpected results of litigation filed against us or our suppliers or vendors;

•	the costs or potential customer impact of compliance with regulatory mandates including, but not limited to, compliance with the Federal Communications Commission’s Report and Order to reconfigure the 800 MHz band and government regulation regarding “net neutrality”;

•	equipment failure, natural disasters, terrorist acts or breaches of network or information technology security;

•	one or more of the markets in which we compete being impacted by changes in political, economic or other factors such as monetary policy, legal and regulatory changes, or other external factors over which we have no control;

•	the impact of being a “controlled company” exempt from many corporate governance requirements of the NYSE; and

•	other risks referenced from time to time in our filings with the SEC, including in Part I, Item 1A “Risk Factors” of our Transition Report on Form 10-K for the period ended March 31, 2014.

We specifically disclaim any obligation to update any factors or publicly announce the results of revisions to any of the forward-looking statements included in this prospectus, including the information incorporated by reference, to reflect future events or developments.

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in any prospectus supplement, or incorporated by reference from our most recent annual or transition report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other SEC filings filed after such annual or transition report, which will be incorporated by reference into this document. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio has been computed by dividing earnings by fixed charges. For purposes of computing the ratio:

•	earnings (loss) consist of the sum of (i) earnings (loss) from continuing operations before income taxes, (ii) equity in losses of unconsolidated investments, (iii) fixed charges as defined below and (iv) amortization of capitalized interest. From this total, we subtract interest capitalized; and

•	fixed charges consist of (i) interest costs (both expensed and capitalized), (ii) amortization of debt expense and discount or premium relating to any indebtedness and (iii) that portion of rental expense that is representative of the interest factor.

We had no preferred stock outstanding for any period presented in the table and, accordingly, our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges.

On July 10, 2013, SoftBank Corp. and certain of its wholly-owned subsidiaries, together, SoftBank, completed the merger, or the SoftBank Merger, with Sprint Communications, formerly known as Sprint Nextel Corporation. The following table shows the ratio of earnings to fixed charges relating to (i) Sprint Communications and its consolidated subsidiaries for periods prior to the SoftBank Merger, or the predecessor period, and (ii) Sprint Corporation and its consolidated subsidiaries, formerly known as Starburst II, for periods subsequent to the incorporation of Starburst II on October 5, 2012, or the successor period. The successor period ratio of earnings to fixed charges includes the activity and accounts of Sprint Corporation and its consolidated subsidiaries as of and for the year ended December 31, 2013, which includes the activity and accounts of Sprint Communications and its consolidated subsidiaries, inclusive of the consolidation of Clearwire Corporation, beginning on July 11, 2013.

	Successor						Predecessor
	For the Nine Months Ended December 31, 2014		For the Three-Month Transition Period Ended March 31, 2014		For the Year Ended December 31, 2013		For the Years Ended December 31,
							2012		2011		2010		2009
Ratio of Earnings to Fixed Charges	—	(a)	—	(b)	—	(c)	—	(d)	—	(e)	—	(f)	—	(g)

(a)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.7 billion for the nine months ended December 31, 2014.
(b)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $75 million for the three months ended March 31, 2014.
(c)	Successor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.8 billion in the year ended December 31, 2013.
(d)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $3.3 billion in the year ended December 31, 2012.
(e)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.3 billion in the year ended December 31, 2011.
(f)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $1.9 billion in the year ended December 31, 2010.
(g)	Predecessor earnings (loss), as adjusted, were inadequate to cover fixed charges by $2.6 billion in the year ended December 31, 2009.

USE OF PROCEEDS

Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, among other things, network expansion and modernization, financing investments and acquisitions, repurchases of our outstanding debt or equity securities, debt retirement or service requirements and redemption of outstanding debt, or for other working capital requirements. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest those proceeds.

DESCRIPTION OF SPRINT COMMON STOCK

This section describes the general terms and provisions of our common stock. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, or certificate of incorporation, and amended and restated bylaws, or bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our certificate of incorporation and bylaws for additional information before you purchase any shares of our common stock.

General

Our certificate of incorporation provides that we may issue up to 9,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); 1,000,000,000 shares of non-voting common stock, par value $0.01 per share (“Non-Voting Common Stock” and collectively with Common Stock, “Collective Common Stock”); and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). As of February 2, 2015, 3,958,038,584 shares of Common Stock were issued and 3,957,841,420 shares of Common Stock were outstanding. As of February 2, 2015, no shares of Non-Voting Common Stock and no shares of Preferred Stock were issued and outstanding.

Voting Powers

General

Except as provided in our certificate of incorporation, each holder of shares of Common Stock shall be entitled to attend all special and annual meetings of our stockholders and, together with the holders of shares of all other classes or series of stock entitled to attend such meetings and to vote together with the shares of Common Stock on such matter or thing, to cast one vote for each outstanding share of Common Stock held of record by such stockholder upon any matter or thing upon which stockholders are entitled to vote generally. The holders of shares of Common Stock shall have the exclusive voting power of the Collective Common Stock.

Except as otherwise required by law, shares of Non-Voting Common Stock have no voting power and the holders thereof, as such, shall not be entitled to vote on any matter that is submitted to a vote or for the consent of our stockholders.

In addition to any vote of the holders of shares of one or more series of Preferred Stock that may be required by the terms of our certificate of incorporation, the number of authorized shares of any class or classes of our capital stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of all of the then issued and outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware (“DGCL”).

Cumulative Voting

Our stockholders are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

Immediately prior to the earlier of (i) any distribution of our assets to the holders of shares of Common Stock in connection with a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of Sprint Corporation; or (ii) any record date established to determine the holders of shares of capital stock of Sprint Corporation entitled to receive such distribution of assets, each outstanding share of Non-Voting Common Stock shall automatically, without any further action, convert into and become one share of Common Stock.

Dividends

Subject to the provisions of our certificate of incorporation and our bylaws, our board of directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon our capital stock as and when they deem expedient. Before declaring any dividend there may be set apart out of any our funds available for dividends, such sum or sums as our board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as our board shall deem conducive to our interests.

Subject to the rights and preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of shares of Non-Voting Common Stock shall be entitled to receive, on a per share basis, the same form and amount of dividends and other distributions of cash, property, or shares of our stock as may be declared by our board of directors from time to time with respect to shares of Common Stock; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire shares of Common Stock, the holders of shares of Non-Voting Common Stock shall receive shares of Non-Voting Common Stock or rights to acquire shares of Non-Voting Common Stock, as the case may be.

Preemptive Rights

No holder of shares of any class or series of our capital stock or holder of any security or obligation convertible into shares of any class or series of our capital stock has any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of our capital stock.

Redemption of Shares Held By Aliens

Our certificate of incorporation permits, by action of our board of directors and at least a majority of the independent directors on our board of directors, the redemption by us of shares of our capital stock held by aliens in its sole discretion. The provisions permit capital stock to be redeemed at a price in cash mutually agreed between us and the holders of the capital stock subject to redemption. If no mutually acceptable agreement can be reached, the stock will be redeemed at the fair market value, which (i) for publicly traded securities, will be determined on the trading price of the security over the 30-day period ending three days prior to the date of redemption and (ii) for all non-publicly traded securities, will be determined in good faith by the disinterested and independent members of our board of directors.

We will give written notice of the redemption date at least 5 but no more than 30 days before the redemption date to the record holders of the shares selected to be redeemed.

From and after the redemption date, unless there shall have been a default in payment, all rights of the holders of shares of capital stock designated for redemption in the redemption notice as holders of such shares of capital stock (except the right to receive the redemption payment without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of Sprint Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of Sprint Corporation legally available for redemption of shares of capital stock on any redemption date are insufficient to redeem the total number of shares of capital stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of capital stock to be redeemed. The shares of capital stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of Sprint Corporation are legally available for the redemption of shares of capital stock, such funds will immediately be used to redeem the balance of the shares which Sprint Corporation has become obligated to redeem on any redemption date but which it has not redeemed.

Prior to effecting any redemption, we will provide any holder of capital stock to be redeemed with reasonable prior written notice of the reason giving rise to our redemption right and, if requested to do so by such holder, we will reasonably cooperate with such affected holder in arranging another method to minimize or eliminate the reason giving rise to our redemption right, including, but not limited to and not in any particular order of priority, preparing and filing waiver requests with the FCC, developing alternative ownership structures, assisting with a sale of such holders’ interest in us, amending our certificate of incorporation and obtaining FCC approvals for such transaction.

The provisions regarding redemption do not apply to SoftBank or any of its controlled affiliates, any acquisition of shares of Common Stock or our other capital stock by SoftBank or any of its controlled affiliates, or any ownership of such shares otherwise attributed to SoftBank or any of its controlled affiliates, and we have no authority under these provisions to redeem any shares of Common Stock or our other capital stock beneficially owned, directly or indirectly, by SoftBank or any of its controlled affiliates.

Subdivision or Combination; Equal Status

Our certificate of incorporation provides that if we in any manner subdivide or combine the outstanding shares of Common Stock, the outstanding shares of Non-Voting Common Stock will be subdivided or combined in the same manner. We may not subdivide or combine the outstanding shares of Non-Voting Common Stock unless a subdivision or combination is made in the same manner with respect to the shares of Common Stock.

Except as expressly provided in the certificate of incorporation (including with respect to voting rights), shares of Non-Voting Common Stock shall have the same rights and privileges and rank equally, share ratably, and be identical in all respects to shares of Common Stock as to all matters. Without limiting the generality of the foregoing, (i) in the event of a merger, consolidation, or other business combination of Sprint Corporation requiring the approval of the holders of shares of our capital stock entitled to vote thereon (whether or not Sprint Corporation is the surviving entity), the holders of shares of Non-Voting Common Stock shall receive the same amount and form of consideration, if any, on a per share basis as the consideration, if any, received by holders of shares of Common Stock in connection with such merger, consolidation, or combination (provided that if holders of shares of Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such merger, consolidation, or combination with respect to their shares of Common Stock, the holders of shares of Non-Voting Common Stock shall be entitled to make the same election as to their shares of Non-Voting Common Stock), and (ii) in the event of (x) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which Sprint Corporation is a party or (y) any tender or exchange offer by Sprint Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of shares of Non-Voting Common Stock shall be entitled to participate in such tender or exchange offer on the same terms as holders of shares of Common Stock and shall be entitled to receive the same amount and form of consideration on a per share basis as the holders of shares of Common Stock (provided that if holders of shares of Common Stock are entitled to make an election as to the amount or form of consideration such holders shall receive in any such tender or exchange offer with respect to their shares of Common Stock, the holders of shares of Non-Voting Common Stock shall be entitled to make the same election as to their shares of Non-Voting Common Stock).

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A., Canton, Massachusetts.

Anti-takeover Provisions

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Notice Provisions Relating to Stockholder Proposals and Nominees

Our bylaws contain provisions requiring stockholders to give advance written notice to us of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The notice must usually be received not less than 90 days and not more than 120 days before the first anniversary of the preceding year’s annual meeting. Under our bylaws, a special meeting of stockholders may be called only by our board of directors, pursuant to a resolution approved by a majority of our board of directors. Our stockholders may not call a special meeting.

Blank Check Preferred

Our certificate of incorporation provides for 20,000,000 shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or otherwise. To the extent our board causes shares of our Preferred Stock to be issued, the voting or other rights of a potential acquirer might be diluted. Our board of directors has the authority to issue shares of our Preferred Stock without any action by our stockholders. Any such issuance may have the effect of delaying, deterring or preventing a change of control of us.

Additional Provisions

As of February 2, 2015, SoftBank beneficially owned approximately 80% of Sprint on a fully diluted basis. SoftBank’s ordinary shares are publicly traded in Japan. Pursuant to our certificate of incorporation, in the event that the combined voting interest of SoftBank and its controlled affiliates in Sprint exceeds 85% of the outstanding voting securities of Sprint, then SoftBank or a controlled affiliate will make an offer to acquire all the remaining shares of Sprint common stock at a price not less than the volume-weighted average closing price of Sprint common stock for the 20 consecutive trading days immediately preceding such offer.

Pursuant to our bylaws, until July 10, 2015, the board of directors of Sprint will consist of ten members, as follows:

•	the Chief Executive Officer of Sprint;

•	three individuals designated by SoftBank who qualify as “Independent Directors” as such term is defined in the NYSE listing rules;

•	three individuals who served on the Sprint Nextel Corporation board prior to the SoftBank Merger proposed by Sprint Communications and reasonably acceptable to SoftBank; and

•	three additional individuals nominated by SoftBank or its controlled affiliate and elected by the stockholders of Sprint or appointed by our board of directors in accordance with the bylaws, and who may or may not qualify as Independent Directors.

In addition, pursuant to our bylaws, until July 10, 2016, our board of directors will consist of ten members, as follows:

•	the Chief Executive Officer of Sprint;

•	six individuals who qualify as “Independent Directors” as such term is defined in the NYSE listing rules; and

•	three additional individuals nominated by SoftBank or its controlled affiliates and elected by the stockholders of Sprint or appointed by our board of directors in accordance with the bylaws, and who may or may not qualify as Independent Directors.

Each director of Sprint will remain in office until the earlier of his or her resignation or successors are elected in accordance with the bylaws of Sprint.

At all times following the periods described above until such time as the combined voting interest of SoftBank and its controlled affiliates in Sprint falls below 50% and remains below 50% for 90 consecutive days, the Sprint board of directors will include not fewer than three (or such greater number as may be required by applicable law or listing rules) individuals who qualify as “Independent Directors” (as such term is defined in the NYSE listing rules).

If the combined voting interest of SoftBank and its controlled affiliates in Sprint remains below 50% for 90 consecutive days, then the board composition requirements described above will no longer apply. Thereafter, unless and until the combined voting interest of SoftBank and its controlled affiliates in Sprint remains below 10% for 90 consecutive days, the Sprint board of directors will include a number of individuals nominated by SoftBank or its controlled affiliate that is proportional to the combined voting interest of SoftBank and its controlled affiliates in Sprint, rounded up to the nearest whole number.

In order to address certain national security considerations in connection with the merger, SoftBank and Sprint entered into a National Security Agreement, or the NSA. Under the NSA, one director of Sprint designated by SoftBank, subject to U.S. government approval, is designated as the “Security Director.” The Security Director administers, and is authorized and empowered to comply with and perform his or her obligations under, the NSA.

Subject to the composition requirements described above, the Sprint bylaws provide that:

•	any director of Sprint may be removed, with or without cause, by action of holders of capital stock having a majority of the voting power of then-outstanding shares entitled to vote in the election of directors; and

•	any director nominated by SoftBank or its controlled affiliates may be removed by SoftBank or its relevant controlled affiliate by written notice to the Sprint board of directors.

Notwithstanding the prior two bulleted subparagraphs, removal of the Security Director will be subject to the additional requirements of the NSA.

As a result, until such time as SoftBank and its controlled affiliates hold shares representing less than a majority of the votes entitled to be cast by the holders of outstanding common stock of Sprint at a stockholder meeting, SoftBank generally will have the ability to control the outcome of any matter submitted for the vote of Sprint’s stockholders, except in certain circumstances set forth in Sprint’s certificate of incorporation or bylaws. The interests of SoftBank may not coincide with the interests of Sprint’s other stockholders. SoftBank’s ability, subject to the limitations in Sprint’s certificate of incorporation and bylaws, to control all matters submitted to Sprint’s stockholders for approval, limits the ability of other stockholders to influence corporate matters and, as a result, Sprint may take actions that its stockholders do not view as beneficial.

In addition, the existence of a controlling stockholder of Sprint may have the effect of making it more difficult for a third party to acquire, or discouraging a third party from seeking to acquire, Sprint. A third party would be required to negotiate any such transaction with SoftBank, and the interests of SoftBank with respect to such transaction may be different from the interests of Sprint’s other stockholders.

Our certificate of incorporation and bylaws also contain various provisions relating to required approvals by certain members of our board of directors to approve certain actions, restrictions on conduct of competing businesses by SoftBank, allocation of corporate opportunities between us and SoftBank and a mandatory requirement that SoftBank offer to purchase all outstanding shares of Common Stock under certain circumstances.

DESCRIPTION OF SPRINT PREFERRED STOCK

This section describes the general terms and provisions of our Preferred Stock. The prospectus supplement relating to any offering of Preferred Stock, or other securities convertible into or exchangeable or exercisable for Preferred Stock, will describe more specific terms of the Preferred Stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend, and liquidation preference rights, and any general terms described in this section that will not apply to those shares of Preferred Stock.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and the certificate of designation relating to the applicable series of Preferred Stock that we will file with the Secretary of State of the State of Delaware, each of which is or will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read our certificate of incorporation and the applicable certificate of designation for additional information before you purchase any shares of our Preferred Stock or securities convertible into or exchangeable or exercisable for our Preferred Stock.

General

Our certificate of incorporation authorizes the issuance of up to 20,000,000 shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, each of which is to have the voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in our certificate of incorporation, or in a resolution or resolutions providing for the issue of that series adopted by our board of directors.

Our board of directors, without further action of our stockholders, has the authority to create one or more series of Preferred Stock and, with respect to each series, to fix or alter as permitted by law:

•	the number of shares and the distinctive designation of the series;

•	the dividend rights;

•	any redemption rights, terms and prices;

•	the terms of any retirement or sinking funds;

•	the rights, terms and prices, if any, by which the shares may be convertible into, or exchangeable for, other shares;

•	the voting power, if any; and

•	any other terms, conditions, special rights and protective provisions.

No shares of Preferred Stock are currently outstanding.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of shares of our Preferred Stock represented by depositary shares. The prospectus supplement relating to the offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying Preferred Stock and any general terms outlined in this section that will not apply to those depositary shares.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We encourage you to read the form of deposit agreement (including the depositary receipt) for additional information before you purchase any of our depositary shares.

General

We may, at our option, elect to offer fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock. If we exercise this option, we will appoint a depositary to issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement) of a share of a particular series of Preferred Stock as described below.

The shares of any series of Preferred Stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by the depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of Preferred Stock.

To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Immediately following our issuance of shares of a series of Preferred Stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will be issued evidencing only whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will then be prepared without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of Preferred Stock to the record holders of depositary shares relating to the series of Preferred Stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute the securities or property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, and the distribution of the net proceeds. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the Preferred Stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the Preferred Stock. If we redeem shares of a series of Preferred Stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of Preferred Stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the Preferred Stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of Preferred Stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of Preferred Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of Preferred Stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of Preferred Stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of Preferred Stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the Preferred Stock to the extent that it does not receive specific instructions from the holders of depositary shares representing the Preferred Stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of Preferred Stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of Preferred Stock, but holders of the whole shares of Preferred Stock will not thereafter be entitled to deposit the shares of Preferred Stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of Preferred Stock to be withdrawn, the depositary will deliver to the holder, upon his or her order, a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of Preferred Stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of Preferred Stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of Preferred Stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of Preferred Stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the related Preferred Stock. The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and, if shares of a series of Preferred Stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the depositary shares, and, if applicable, collateral arrangements and depositary arrangements, relating to the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND SPRINT COMMUNICATIONS GUARANTEE

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. Some or all of the debt securities may have the benefit of a guarantee by Sprint Communications. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by Sprint Communications.

We may issue debt securities under an indenture, dated as of September 11, 2013, by and between Sprint Corporation, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture may be supplemented from time to time. We have summarized the material provisions of the indenture below. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the indenture. You can obtain a copy of the indenture by following the directions described under the caption “Where You Can Find More Information.” In this section, references to the “Company,” “we,” “us,” “our” or similar references mean Sprint Corporation, excluding its subsidiaries.

In addition, the material specific financial, legal and other terms, as well as any material U.S. federal income tax consequences, of a particular series of debt securities will be described in the prospectus supplement relating to that series of debt securities. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue and the indenture provides that we may issue debt securities from time to time in one or more series, with the same or various maturities. Unless otherwise specified in a prospectus supplement for a particular series, we may issue additional debt securities of such series without the consent of the holders of the debt securities of that series outstanding at the time of the issuance. Any additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture does not limit our ability to incur other debt and does not contain financial or similar restrictive covenants, except as described below.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any debt securities that we issue be issued under the indenture described in this prospectus. Thus, any debt securities that we may issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities.

Unless otherwise specified in a prospectus supplement for a particular series, the debt securities covered by this prospectus will be our direct unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness. Secured indebtedness will rank ahead of the debt securities to the extent of the value of the assets securing such indebtedness.

We and Sprint Communications conduct operations primarily through our subsidiaries and substantially all of our consolidated assets are held by our subsidiaries other than Sprint Communications. Accordingly, our cash flow and our ability to meet our obligations under outstanding debt securities largely will be dependent on the earnings of our subsidiaries other than Sprint Communications and the distribution or other payment of these earnings to us in the form of dividends, loans or advances and repayment of loans and advances from us. Our and Sprint Communications’ subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we and Sprint Communications are primarily holding companies, our obligations under our debt securities, including any debt securities guaranteed by Sprint Communications, will be effectively subordinated to all existing and future liabilities of our subsidiaries, other than Sprint Communications in the case of debt securities guaranteed by Sprint Communications. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, other than Sprint Communications in the case of debt securities guaranteed by Sprint Communications, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of the subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

The indentures and financing arrangements of certain subsidiaries’ debt contain provisions that limit cash dividend payments on subsidiary common stock. The transfer of cash in the form of advances from the subsidiaries to the parent generally is not restricted.

A prospectus supplement relating to the debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and series of the debt securities;

•	the principal amount of the series of debt securities and whether there will be any limit upon the aggregate principal amount of such debt securities;

•	the person to whom interest, if any, on the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for such interest, if any;

•	the date or dates on which the principal of the debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined;

•	the rate of interest, if any, which may be fixed or floating, at which the debt securities will bear interest, or the method of determining the rate, if any;

•	whether payments of the principal of, and premium and interest, if any, on the debt securities will be determined by any index, formula or other method and the manner of determining the amount of these payments;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which interest, if any, will be payable and the related record dates;

•	the place or places where the principal of, and premium and interest, if any, on the debt securities will be payable if other than the location specified in this prospectus;

•	if such debt securities are to be redeemable at our option, any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or similar provisions;

•	the denominations in which the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the currency or currency unit in which principal, and premium and interest, if any, on the debt securities will be paid if other than U.S. dollars;

•	the currency or currency units in which the debt securities will be payable, if, at the election of us or a holder thereof, the principal of, and premium and interest, if any, on the debt securities is to be paid in one or more currencies or currency units other than that in which such debt securities are stated to be payable, and the terms and conditions upon which such election may be made and the amount so payable;

•	provisions specifying whether the debt securities will be convertible into other securities of ours and/or exchangeable for securities of ours or other issuers and, if so, the terms and conditions upon which such debt securities will be convertible or exchangeable;

•	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof as described below under the caption “—Events of Default—Remedies,” if other than the entire principal amount thereof;

•	whether the debt securities, in whole or any specified part, will not be defeasible as described below under the caption “—Defeasance”;

•	whether the debt securities will be issued in permanent global form and the circumstances under which the permanent global debt security may be exchanged;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events, which may include provisions related to change of control;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture or in this prospectus;

•	whether the debt securities will be guaranteed (including by Sprint Communications) and, if so, the terms of such guarantee;

•	whether the debt securities will be issued with warrants to purchase other securities;

•	any term applicable to original issue discount debt securities, if any, including the rate or rates at which such original issue discount debt securities, if any, shall accrue, and any necessary or desirable conforming changes to other provisions of the indenture; and

•	any other material terms of the debt securities or guarantees not specified in this prospectus.

Unless the applicable prospectus supplement states otherwise, debt securities will be issued in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. Holders of debt securities will not pay any service charge for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange.

Unless the applicable prospectus supplement states otherwise, the covenants contained in the indenture and the debt securities would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders.

Payment; Transfer

Unless the applicable prospectus supplement states otherwise, principal of, premium, if any, and interest, if any, on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the trustee. However, interest may be paid at our option by check mailed to the address of the holder entitled to the interest as it appears on the applicable security register. We will have the right to require a holder of any debt security, in connection with any payment on the debt security, to certify information to us or, in the absence of certification, we may rely on any legal presumption to enable us to determine our obligation, if any, to deduct or withhold taxes, assessments or governmental charges from the payment. In the event the debt securities are issued in book entry form, payments will be made through the facilities of The Depository Trust Company, or DTC, see “Book-Entry System” below.

Restrictive Covenants

Liens

Under the indenture, we will not directly or indirectly create, incur or allow to exist any Lien (1) securing our indebtedness for borrowed money on any property or assets of ours or any property or assets of our subsidiaries, now owned or acquired at a later time, or (2) securing any indebtedness for borrowed money on any of our property or assets now owned or acquired at a later time, in either case, unless:

•	we have made or will make effective provision whereby the outstanding debt securities are equally and ratably secured with (or prior to) all other indebtedness for borrowed money secured by such Lien for so long as any such other indebtedness for borrowed money is so secured;

•	the Lien is a Permitted Lien; or

•	the aggregate principal amount of indebtedness secured by the Lien and any other such Lien, other than Permitted Liens, does not exceed 15% of the Company’s Consolidated Net Tangible Assets (for the avoidance of doubt, calculated at the time of the incurrence of such indebtedness).

Definitions. Under the indenture:

“Capital Lease Obligations” means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of indebtedness will be the capitalized amount of the obligations determined in accordance with generally accepted accounting principles consistently applied.

“Consolidated Net Tangible Assets” means the Company’s consolidated total assets as reflected in its most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less

•	current liabilities, excluding current maturities of long-term debt and Capital Lease Obligations, and

•	goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other similar intangible assets, excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, priority or other security agreement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

“Permitted Liens” means:

(1) Liens existing on the date that the applicable debt securities are issued;

(2) Liens on property existing at the time of acquisition of the property or to secure the payment of all or any part of the purchase price of the property or to secure any indebtedness incurred before, at the time of or within 270 days after the acquisition of the property for the purpose of financing all or any part of the purchase price of the property;

(3) Liens securing indebtedness owed by any of our subsidiaries to us or any of our subsidiaries;

(4) Liens on property of any entity, or on the stock, indebtedness or other obligations of any entity, existing at the time

•	the entity becomes a subsidiary of ours,

•	the entity is merged into or consolidated with us or a subsidiary of ours, or

•	we or a subsidiary of ours acquires all or substantially all of the assets of the entity,

as long as the Liens do not extend to any other property of ours or property of any other subsidiary of ours;

(5) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to the property;

(6) Liens on our property or the property of any of our subsidiaries securing

•	contingent obligations on surety and appeal bonds, and

•	other nondelinquent obligations of a similar nature,

in each case, incurred in the ordinary course of business;

(7) Liens on property securing Capital Lease Obligations, provided that

•	the Liens attach to the property within 270 days after the acquisition thereof, and

•	the Liens attach solely to the property acquired in connection with the Capital Lease Obligations;

(8) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access in excess of those set forth by regulations promulgated by the Federal Reserve Board and the deposit account is not intended to provide collateral to the depository institution;

(9) Liens on personal property to secure loans maturing not more than one year from the date of the creation of the loan and on accounts receivable associated with a receivables financing program of ours or any of our subsidiaries;

(10) Liens on our property or the property of any of our subsidiaries securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, to finance all or any part of the purchase price of, or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to the Liens, including Liens incurred in connection with pollution control, industrial revenue or similar financings; and

(11) any renewal, extension or replacement of any Lien permitted pursuant to (1), (2), (4), (5), (7) and (10) above or of any indebtedness secured by any such Lien, as long as the extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced, plus improvements on the property, and the principal amount of indebtedness secured by the Lien and not otherwise authorized by clauses (1), (2), (4), (5), (7) and (10) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with the renewal, extension or replacement so secured at the time of the renewal, extension or replacement.

Consolidation, Merger and Conveyances

We may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, only if:

•	we are the continuing corporation or the successor entity is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and assumes our obligations under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee, provided that in the case when such successor entity is not a corporation, a co-obligor of the debt securities is a corporation;

•	after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

•	certain other conditions specified in the indenture are met.

Upon complying with the foregoing conditions and the successor entity assuming all of our obligations under the indenture, such entity will be bound by the indenture and have all of our rights and powers thereunder as if it were an original party to the indenture, and, except in the case of a lease, all of our obligations under the indenture will terminate.

Events of Default

Definition. The indenture defines an Event of Default with respect to debt securities of any series issued thereunder as any one of the following events:

(1) failure to pay principal of (or any premium, if any, on) any debt security of that series when due;

(2) failure to pay any interest on any debt security of that series for 30 days after payment was due;

(3) failure to deposit any mandatory sinking fund payment, when due, in respect of any debt security of that series;

(4) failure to perform, or breach of, any other covenant or warranty of the Company in the indenture (other than a covenant or warranty included solely for the benefit of series of debt securities other than that series) continued for 60 days after written notice as provided in the indenture;

(5) certain events of bankruptcy, insolvency or reorganization; and

(6) any other Event of Default provided with respect to debt securities of that series.

Remedies. If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately by written notice as provided in the indenture. Notwithstanding the foregoing, unless the applicable prospectus supplement states otherwise, if an Event of Default described in clause (5) with respect to the Company, or with respect to any debt securities of any series guaranteed by Sprint Communications as set forth in the respective supplemental indenture, Sprint Communications, occurs and is continuing, then all of the debt securities of that series shall become immediately due and payable without any further act by us, any holder or the trustee. At any time after a declaration of acceleration with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series may, in accordance with the indenture, rescind and annul the acceleration and its consequences if:

•	we have paid or deposited with the trustee a sum sufficient to pay overdue interest and overdue principal other than the accelerated interest and principal; and

•	we have cured or the holders have waived all Events of Default, other than the non-payment of accelerated principal and interest with respect to debt securities of that series, as provided in the indenture.

Obligations of Trustee. The indenture provides that the trustee will be under no obligation, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer indemnity to the trustee satisfactory to it. Subject to the provisions for indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

Under the indenture we must furnish to the trustee annually a statement regarding the performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

Modifications and Amendments. We and the trustee may modify and amend the indenture or debt securities of any series and, to the extent there is a series of debt securities guaranteed by Sprint Communications, the applicable supplemental indenture will provide that we, Sprint Communications and the trustee may modify and amend the Sprint Communications guarantee in most cases with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by the modification or amendment.

Unless the applicable prospectus supplement states otherwise, however, we may not, without the consent of the holder of each outstanding debt security affected:

•	change the date specified in the debt security for the payment of the principal of, or any installment of principal of, or mandatory sinking fund or any premium or interest on, the debt security,

•	reduce the principal amount of, or any premium or rate of interest on, any debt security,

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of that debt security,

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security,

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security,

•	modify conversion rights in a manner adverse to the holders of the debt securities, or

•	reduce the percentage in principal amount of outstanding debt securities, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

The indenture permits, with certain exceptions as noted above or as therein provided, the amendment thereof and the modification of our rights and obligations and the rights of the holders of each series of debt securities to be effected under the indenture at any time by us and the trustee with the consent of certain holders of our debt securities. With respect to any such series of debt securities, the required consent could be obtained from either the holders of a majority in principal amount of the debt securities of that series, or from the holders of a majority in principal amount of the debt securities of that series and all other series affected by that amendment, voting as a single class.

We and the trustee may, without the consent of the holders of the debt securities issued under the indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

•	to evidence the succession of another person to us, and the assumption by such successor of our obligations under the indenture and the debt securities;

•	to add covenants of the Company, or surrender any of our rights, or add any rights for the benefit of the holders of all or any series of debt securities;

•	to cure any ambiguity, omission, defect or inconsistency in the indenture;

•	to establish the form or terms of any other series of debt securities;

•	to provide for the issuance of additional debt securities in accordance with the indenture;

•	to comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide the acceptance of any successor trustee with respect to the debt securities of one or more series or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registerable or not registerable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination:

•	shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision, or

•	shall become effective only when there is no such debt security outstanding;

•	to secure one or more series of the debt securities;

•	to make any provisions with respect to the optional conversion rights of holders, including providing for the conversion of the debt securities into any other security or securities of ours, provided that such provisions are not materially adverse to the interests of the holders of any debt securities then outstanding;

•	to add any guarantee of one or more series of the debt securities, including a Sprint Communications guarantee; or

•	to amend or supplement any provision contained in the indenture or in any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of any debt securities then outstanding.

Waivers. The holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any debt security of that series or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

With respect to any series of debt securities issued under the indenture, in addition to obtaining waivers from the holders of a majority in principal amount of outstanding debt securities of that series as provided under the preceding paragraph, a waiver of compliance with the indenture or of past defaults under the indenture can also be obtained from the holders of a majority in principal amount of debt securities of that series and all other series affected by the waiver, whether issued under the indenture or any other indenture of ours providing for such aggregated voting, all voting as a single class.

Defeasance

Unless the applicable prospectus supplement states otherwise, the following defeasance provisions will apply to the debt securities.

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities and with certain limited exceptions described below, which we refer to as full defeasance; or

•	to be released from our respective obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and the related Events of Default, which we refer to as covenant defeasance.

In order to accomplish full defeasance or covenant defeasance, we must deposit with the trustee, or other qualifying trustee, in trust, money and/or U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on the debt securities to be defeased on the applicable due dates or redemption dates for the payments. In addition, in order to effect any such defeasance, no event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the notes of any series issued under the indenture shall have occurred and be continuing at the time of such deposit or, in the case of full defeasance only, with regard to certain bankruptcy events at any time on or prior to the 90th day after the date of such deposit. In connection with any such defeasance we must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of full defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if full defeasance or covenant defeasance had not occurred. The opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. Obligations not discharged in a full defeasance include those relating to the rights of holders of outstanding debt securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on debt securities when due as set forth in the indenture, and obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the trustee.

If debt securities of any series are guaranteed by Sprint Communications, the applicable supplemental indenture will provide that upon the effectiveness of defeasance with respect to the series of guaranteed debt securities, Sprint Communications shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, Sprint Communications or the trustee and without the consent of the holders of any debt securities.

The applicable prospectus supplement may further describe additional provisions, if any, permitting full defeasance or covenant defeasance with respect to the debt securities.

Discharge

We may satisfy and discharge our obligations under the indenture (and, in the case of guaranteed debt securities, the applicable supplemental indenture will provide the obligations of Sprint Communications under its guarantee) by delivering to the trustee for cancellation all debt securities outstanding under the indenture or by depositing with the trustee or the paying agent, no earlier than one year before the debt securities become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture by us.

Sprint Communications Guarantee

The debt securities of any series may be guaranteed by Sprint Communications. However, the indenture governing the debt securities will not require that Sprint Communications guarantee any series of debt securities. As a result, a series of debt securities may or may not be guaranteed.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of the guarantee of those debt securities will be set forth in the applicable prospectus supplement, including, but not limited to, the ranking and termination provisions thereof. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, Sprint Communications will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Regarding the Trustee

We have had a normal business banking relationship, including the maintenance of accounts and the borrowing of funds, with The Bank of New York Mellon Trust Company, N.A., who is the trustee under the indenture for the debt securities, and its affiliates. The address of the trustee is 2 N. LaSalle Street, Suite 1020, Chicago, IL 60602, Attn: Corporate Unit. The trustee may own our debt securities, and transact other business with us, subject to the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No recourse for payment of the principal of, or premium or interest, if any, on any of the debt securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of ours contained in the indenture, or in any of the debt securities, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator or any past, present or future partner, stockholder, other equity holder, officer, director, employee or controlling person, as such, of ours or of any successor person, either directly or through us or any successor person, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability, either at common law or in equity or by constitution or statute, is hereby waived and released as a condition of, and as consideration for, the execution of the indenture and the issuance of the debt securities.

Governing Law

New York law governs the indenture and the debt securities (and any guarantee thereof).

Global Securities

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be issued in the form of one or more global securities that will be deposited with, or on behalf of, DTC, as depositary. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole to a nominee of the depositary for that global security, or by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or a nominee of that successor depositary.

Book-Entry System

Unless otherwise provided in the applicable prospectus supplement, we will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds a beneficial interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

DTC will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered security certificates will be issued for each issue of debt securities.

The following information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy or completeness thereof.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from countries that DTC’s participants, referred to as direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s book-entry records. The ownership interest of each actual purchaser of each debt security, or the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of

Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of debt securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC (or its nominee), our agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a debt security; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the beneficial owners of interests in a debt security.

DTC may discontinue providing its services as depositary with respect to the debt securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained, certificates for the debt certificates are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the debt securities will be printed and delivered.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than Common Stock, purchasable upon exercise of the warrants and of any securities, if other than Common Stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	anti-dilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of Common Stock or Preferred Stock, or any of the other securities that we may sell under this prospectus, at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase or sell the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

The prospectus supplement will describe, among other things:

•	the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts;

•	any special United States federal income tax considerations applicable to the purchase contracts; and

•	any material provisions governing the purchase contracts that differ from those described above.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. We encourage you to read the applicable purchase contract and, if applicable, collateral arrangements and depositary arrangements, for additional information before you purchase any of our purchase contracts.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. We encourage you to read the applicable unit agreement and unit certificate for additional information before you purchase any of our units.

Any applicable prospectus supplement may describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may, from time to time, issue subscription rights, which may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the shares of common stock or shares of preferred stock or depositary shares;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Sprint Corporation and subsidiaries as of March 31, 2014 and December 31, 2013 and 2012, and for the three-month transition period ended March 31, 2014, the year ended December 31, 2013 and the period from October 5, 2012 (date of incorporation) through December 31, 2012 incorporated by reference in this prospectus from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014 and the effectiveness of Sprint Corporation and subsidiaries’ internal control over financial reporting as of March 31, 2014 incorporated by reference in this prospectus from Sprint Corporation’s Transition Report on Form 10-K for the transition period from January 1, 2014 to March 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the fact that on July 10, 2013, SoftBank Corp. completed a merger with Sprint Communications, Inc. (formerly Sprint Nextel Corporation) by which Sprint Corporation was the acquiring company of Sprint Communications, Inc. and applied the acquisition method of accounting as of the merger date and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of December 31, 2012, and for each of the two years in the period ended December 31, 2012, incorporated in this prospectus by reference from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Clearwire Corporation and subsidiaries as of July 9, 2013 and for the 190-day period ended July 9, 2013, incorporated in this prospectus by reference from Sprint Corporation’s Current Report on Form 8-K dated June 18, 2014 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion on the consolidated financial statements and includes an emphasis of matter paragraph relating to the acquisition of Clearwire Corporation by Sprint Communications, Inc. on July 9, 2013), which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated balance sheet of Sprint Communications, Inc. (formerly Sprint Nextel Corporation) and subsidiaries as of December 31, 2012, and the related consolidated statements of comprehensive loss, cash flows and stockholders’ equity for the 191-day period ended July 10, 2013, and each of the years in the two-year period ended December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, and with respect to the consolidated financial statements of Clearwire Corporation as of and for the two-year period ended December 31, 2012, Deloitte & Touche LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing. The audit report of KPMG LLP refers to the presentation of the consolidated statement of comprehensive loss in 2011 and testing of indefinite-lived intangible assets for impairment in 2012.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Jones Day. Certain matters relating to the laws of the State of Kansas with respect to Sprint Communications will be passed on for us by Polsinelli PC, Kansas City, Missouri.

$1,000,000,000

Sprint Corporation

        % Notes due

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

Citigroup

BofA Merrill Lynch

Goldman, Sachs & Co.

J.P. Morgan

Barclays

Credit Agricole CIB

Credit Suisse

Deutsche Bank Securities

Mizuho Securities

MUFG

RBC Capital Markets

Scotiabank

SMBC Nikko

Senior Co-Manager

Wells Fargo Securities

Co-Manager

The Williams Capital Group, L.P.

                , 2015